AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

This Amendment No. 1 to Participation Agreement (this “Amendment”), dated as of April 4, 2023, is made by and between MainStay Funds Trust on behalf of the Acquiring Funds, severally and not jointly (each, an “Acquiring Fund”) and the Acquired Fund(s), severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”), listed on Schedule A. Capitalized terms used and not defined herein shall have the meaning set forth in the Agreement.

    WHEREAS, the Acquired Funds and the Acquiring Funds are parties to that certain Participation Agreement dated effective January 19, 2022 (the “Agreement”);

WHEREAS, the parties agree to revise Schedule A setting forth the Funds covered by the Agreement; and

WHEREAS, the parties now desire to modify the Agreement as provided herein.

    NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), and intending to be legally bound, the parties agree as follows:

1.Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first listed above.

AMERICAN CENTURY ETF TRUST, on behalf of each of the Acquired Funds listed on Schedule A, Severally and Not Jointly By:/s/ Patrick Bannigan Name: Patrick Bannigan Title: President	Main Stay Funds Trust, on behalf of each of the Acquiring Funds listed on Schedule A, Severally and Not Jointly By:Kirk C. Lehneis Name: Kirk C. Lehneis Title: President

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SCHEDULE A

List of Funds to Which the Agreement Applies

Acquiring Funds                    Acquired Funds

MainStay Funds Trust                American Century ETF Trust
MainStay Conservative ETF Allocation Fund    American Century Sustainable Equity ETF (ESGA)
MainStay Defensive ETF Allocation Fund        Avantis Responsible International Equity ETF (AVSD)
MainStay ESG Multi-Asset Allocation Fund        Avantis Responsible Emerging Markets Equity ETF (AVSE)
MainStay Moderate ETF Allocation Fund
MainStay Growth ETF Allocation Fund
MainStay Equity ETF Allocation Fund

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